UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 19, 2012

BULLFROG GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-164908	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive, Grand Junction, Colorado		81505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 628-1670

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
On November 19, 2012, Bullfrog Gold Corp. (the “Company”)   sold an aggregate of 4,300,000 units (the “Units”) with gross proceeds to the Company of $1,075,000 to certain accredited investors (the “Investors”) pursuant to a subscription agreement (the “Subscription Agreement”).

Each Unit was sold for a purchase price of $0.25 per Unit and consisted of: (i) one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) (or, at the election of any purchaser who would, as a result of purchase of Units become a beneficial owner of five (5%) percent or greater of the outstanding Common Stock of the Company, one share of the Company’s Series B Preferred Stock, par value $0.0001 per share, which is convertible into one (1) share of Common Stock, one share of the Company’s Series B Preferred Stock) and (ii) a four-year warrant (the “Warrants”) to purchase one hundred (100%) percent of the number of shares of Common Stock or Series B Preferred Stock purchased at an exercise price of $0.35 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. In connection with the private placement, the Company issued an aggregate of 3,100,000 shares of its Common Stock and 1,200,000 shares of its Series B Preferred Stock.

In addition, on November 19, 2012, the holder of a certain promissory note (the “Promissory Note”) in the principal amount of $200,000 converted such indebtedness in exchange for 804,600 shares of the Company’s Series B Preferred Stock (which includes the conversion of $1,150 of accrued and unpaid interest on the Promissory Note) and Warrants to acquire 804,600 shares of the Company’s Common Stock. The Company also issued to its legal counsel 276,000 shares of Common Stock and Warrants to acquire 276,000 shares of the Company’s Common Stock in exchange for $69,000 of certain legal fees.

The Warrants may be exercised on a cashless basis if at any time there is no effective registration statement within 90 days after the closing date of the private placement covering the resale of the shares of Common Stock underlying the Warrants. The Warrants contains limitations on the holder’s ability to exercise the Warrant in the event such exercise causes the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding Common Stock, subject to a discretionary increase in such limitation by the holder to 9.99% upon 61 days’ notice.

The Company paid placement agent fees of $45,000 in cash to a placement agent in connection with the sale of the Units. The placement agent also received Warrants to acquire 180,000 shares of the Company’s Common Stock.

The Company has entered into registration rights agreements with the Investors, pursuant to which the Company has agreed to file a “resale” registration statement with the SEC covering all shares of the Common Stock sold in the Offering and underlying any Warrants or Series B Preferred Stock, as well as Common Stock underlying the warrants issued to the placement agent(s) within 30 days (the “Filing Date”).  The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 90 days (the “Effectiveness Deadline”).

The Company is obligated to pay to Investors a fee of 1% per month of the Investors’ investment, payable in cash, for every thirty (30) day period up to a maximum of 6%, (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

The foregoing is not a complete summary of the terms of the offering described in this Item 3.02 and reference is made to the complete text of the Subscription Agreement, the Warrant and the Registration Rights Agreement, attached, respectively, as Exhibits 10.1-10.3 to this Current Report on Form 8-K, and hereby incorporated by reference.

The Units were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities.

The Company has also  received subscriptions to raise an additional $575,000 and will conduct a subsequent closing on such funds if and when the aggregate  purchase price for such additional subscriptions  is funded. The proceeds from any subsequent closing will be used primarily for a significant investor relations campaign.

On November 20, 2012, the Company issued a press release announcing the consummation of the private placement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Designation with the Secretary of State of the State of Delaware designating and authorizing the issuance of 5,000,000 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock).

Each share of Series B Preferred Stock has a stated value of $0.0001 per share and upon liquidation, dissolution or winding up of the Company’s business, each holder of Series B Preferred Stock is entitled to receive for each share of Series B Preferred Stock an amount equal to the stated value prior to the holders of Common Stock and any other class or series of capital stock whose terms provide that Series B Preferred Stock should receive preferential payment.

Each share of our Series B Preferred Stock is convertible at the option of the holder into one share of Common Stock (subject to adjustment for stock splits, combinations and other similar events).  The Company is prohibited from effecting the conversion of the Series B Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series B Preferred Stock.

Holders of Series B Preferred Stock are entitled to vote their shares on an as-converted to Common Stock basis, and shall vote together with the holders of the Common Stock, and not as a separate class.  Holders of Series B Preferred Stock shall also have any voting rights to which they are entitled by law.

Except for certain issuances, in the event that the Company issues any shares of Common Stock or securities convertible into Common Stock at a price per share or conversion price or exercise price per share that is less than the per share purchase price of the Series  Preferred Stock, the Company shall issue to the holders of the Series B Preferred Stock such additional number of shares of Series B Preferred Stock such that the holders shall own an aggregate total number of shares of Series B Preferred as if they had purchased the shares of Series B Preferred at the lower price issuance.

            The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Series B Preferred Stock Certificate of Designation filed as Exhibit 3.1 hereto which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No .	Description

3.1 10.1 10.2 10.3 99.1	Certificate of Designation Form of Subscription Agreement Form of Warrant Form of Registration Rights Agreement Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 20, 2012

BULLFROG GOLD CORP.

By:	/s/ David Beling
Name: David Beling
Title: President, Chief Executive Officer and Chief Financial Officer